UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2005

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in the Current Report on Form 8-K filed by Agilent Technologies, Inc. (“Agilent”) on August 15, 2005, Agilent entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of August 14, 2005, with Avago Technologies Limited (formerly known as Argos Acquisition Pte. Ltd.) (“Avago”). On November 30, 2005, Agilent entered into Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”).

A copy of the Amendment is included herein as Exhibit 2.1 and is incorporated by reference into this Item 1.01. The foregoing description is qualified in its entirety by reference to the full text of the Asset Purchase Agreement and the Amendment.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 28, 2005, Agilent completed the sale of its stake in Lumileds Lighting International, B.V. (“Lumileds”) to Koninklijke Philips Electronics N.V. (“Philips”) pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”) dated as of August 12, 2005 among Agilent, Agilent LED International, Philips Lumileds Holding B.V. and Philips (the “Lumileds Sale”). Under the terms of the Share Purchase Agreement, Agilent received $948.5 million in cash proceeds, as well as $51.3 million in repayment of outstanding debt and interest due to Agilent.

On December 1, 2005, Agilent completed the sale of substantially all the assets of its Semiconductor Products Group to Avago pursuant to the Asset Purchase Agreement (the “SPG Sale”). Under the terms of the Asset Purchase Agreement, Agilent received $2.579 billion in cash proceeds, subject to further adjustment based on transfer taxes, a determination of working capital at closing and other items as further detailed in the Asset Purchase Agreement.

The press release announcing the completion of the SPG Sale is attached as Exhibit 99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro forma financial information.

Pro forma financial information is attached as Exhibit 99.2 to this report.

(c)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
2.1	Amendment No. 1, dated as of November 30, 2005, to the Asset Purchase Agreement, dated as of August 14, 2005, by and between Agilent Technologies, Inc. and Avago Technologies Limited, formerly known as Argos Acquisition, Pte. Ltd.

99.1	Press release of Agilent Technologies, Inc., dated as of December 1, 2005.

99.2	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/S/ MARIE OH HUBER
Name:	Marie Oh Huber
Title:	Vice President, Assistant Secretary and
Assistant General Counsel

Date: December 2, 2005